Exhibit 10.77

REPLACEMENT PROMISSORY NOTE A-4

(Amended and Restated First Mezzanine Loan)

Principal Amount of this Note: $15,000,000.00	New York, New York
Aggregate Principal Amount of Loan: $58,000,000.00	March 23, 2007

FOR VALUE RECEIVED, W2001 PARK CENTRAL HOTEL SENIOR MEZZ, L.L.C., a Delaware limited liability company, as maker, having an address c/o Whitehall Street Global Real Estate Limited Partnership 2001, 85 Broad Street, New York, New York 10004 (“Borrower”), hereby unconditionally promises to pay to the order of COLUMN FINANCIAL, INC., a Delaware corporation, as lender, having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FIFTEEN MILLION and No/100 DOLLARS ($15,000,000.00), or so much thereof as is advanced and outstanding pursuant to that certain Amended and Restated First Mezzanine Loan Agreement, dated the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), in lawful money of the United States of America with interest thereon to be computed from the Closing Date (as defined in the Loan Agreement) at the Applicable Interest Rate (as defined in the Loan Agreement), and to be paid in accordance with the terms of the Loan Agreement and this Replacement Promissory Note A-4 (the “Note”). This Note evidences a portion of the outstanding principal amount of a loan made pursuant to the Loan Agreement and having an outstanding principal amount as of the date hereof of FIFTY-EIGHT MILLION and No/100 DOLLARS ($58,000,000.00). This Note is issued in connection with an increase in the principal amount of the loan and the cancellation of the original note evidencing the loan. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

ARTICLE 1

PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

ARTICLE 2

DEFAULT AND ACCELERATION

The Debt shall, without notice, become due and payable, at the option of Lender, if any payment required in this Note is not paid (a) on the Maturity Date, or (b) pursuant to the terms and applicable cure periods, if any, set forth in Section 8.1 of the Loan Agreement.

ARTICLE 3

LOAN DOCUMENTS

This Note is secured by the Pledge Agreement and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Pledge Agreement and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4

SAVINGS CLAUSE

Notwithstanding anything herein to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender.

ARTICLE 5

NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6

WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment of this Note and, except as otherwise expressly provided in the Loan Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower,” as used herein, shall include any alternative or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternative or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. Nothing in the foregoing three sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company, as applicable, which may be set forth in the Loan Agreement, the Pledge Agreement or any other Loan Document.

ARTICLE 7

TRANSFER

Upon the transfer of this Note by Lender, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in any matter first arising after such transfer; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 8

EXCULPATION

The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 9

GOVERNING LAW

This Note shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

ARTICLE 10

NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

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IN WITNESS WHEREOF, Borrower has duly executed this Replacement Promissory Note A-4 (Amended and Restated First Mezzanine Loan) as of the day and year first above written.

W2001 PARK CENTRAL HOTEL SENIOR MEZZ, L.L.C.

By:	W2001 Park Central Hotel Intermediate Mezz, L.L.C.,
its Managing Member

	By:	W2001 Park Central Hotel Sub Mezz, L.L.C.,
its Managing Member

		By:	Park Central Owner LLC,
its Managing Member

			By:	W2001 Park Central Hotel Realty, L.L.C,
its Managing Member

				By:	Whitehall Street Global Real Estate Limited Partnership 2001, a Managing Member

					By:	WH Advisors, L.L.C. 2001,
General Partner

					By:	/s/ Authorized Signatory
Name:
Title:

STATE OF NEW YORK    )

                                                 :ss.

COUNTY OF NEW YORK)

On the      day of                     , in the year 2007 before me, the undersigned, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

(NOTARIAL SEAL)	My Commission Expires:

NOTE ALLONGE

ENDORSEMENT to that certain Replacement Promissory Note A-4 (Amended and Restated First Mezzanine Loan), dated March 23, 2007, in the stated principal amount of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), made by W2001 PARK CENTRAL HOTEL SENIOR MEZZ, L.L.C., a Delaware limited liability company (“Borrower”) in favor of COLUMN FINANCIAL, INC.

Pay to the order of KBS Park Central, LLC, a Delaware limited liability company, without recourse, representation or warranty, express or implied, except as may otherwise be expressly set forth in that certain Noteholders’ Agreement dated March 23, 2007 by and among Column Financial, Inc. as Original Lender, CPIM Structured Credit Fund 1500 L.P. as Initial Note A-1 Holder, CPIM Structured Credit Fund 1000 L.P. as Initial Note A-2 Holder, CPIM Structured Credit Fund 20 L.P. as Initial Note A-3 Holder, KBS Park Central, LLC as Initial Note A-4 Holder and LaSalle Bank National Association as Collateral Agent and Custodian.

DATE: As of March 23, 2007

COLUMN FINANCIAL, INC.,
a Delaware corporation

	By:	/s/ Authorized Signatory
Name:
Title:

THIS NOTE ALLONGE SHOULD BE PERMANENTLY AFFIXED

TO THE PROMISSORY NOTE DESCRIBED ABOVE